Exhibit 99.1

News Release
Amkor Technology Reports Financial Results for the Third Quarter 2010
•	Net sales $794 million

•	Gross margin 24%

•	Net income $78 million

•	Earnings per diluted share $0.30
CHANDLER, Ariz. — November 4, 2010 — Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor assembly and test services, today announced financial results for the third quarter ended September 30, 2010, with net sales of $794 million, net income of $78 million, and earnings per diluted share of $0.30.
“Amkor set a new record for sales in the third quarter reflecting solid growth across all of our end markets, with notable strength in the consumer and communications areas,” said Ken Joyce, Amkor’s president and chief executive officer. “Gross margin was lower than expectations primarily due to an unanticipated shift in product mix to packages with higher material content. The lower gross margin, together with a foreign currency loss and increased income tax expense, led to lower than anticipated earnings in the quarter.”
     Select financial information for the third quarter 2010 is as follows:
•	Net Sales: $794 million, up 6% from $749 million in the prior quarter, and up 29% from $616 million in the third quarter of 2009

•	Gross Margin: 24%, compared to 24% in the prior quarter and 25% in the third quarter of 2009

•	Net Income: $78 million, up from $59 million in the prior quarter, and down from $81 million in the third quarter of 2009

•	Earnings Per Diluted Share: $0.30, up from $0.23 in the prior quarter, and down from $0.31 in the third quarter of 2009
Net sales grew 6% in the third quarter, with ball grid array packages delivering the strongest performance. Unit shipments grew 5%, to 2.9 billion units, principally driven by leadframe packaging services.

“High demand for ball grid array packages in support of gaming and TVs, which have higher material content, contributed to lower than expected gross margin. Gross margin was also compressed by lower than anticipated utilization of some of our leadframe and chip scale capacity as some of our customers in the consumer electronics area adjusted their demand.” said Joanne Solomon, Amkor’s executive vice president and chief financial officer.
“In addition, our earnings were reduced by an $8 million foreign currency loss, or $0.03 per diluted share, primarily attributable to the appreciation of the Korean won and the resulting revaluation of Amkor’s Korean employee benefit plan liability. Income taxes were $5 million higher than expected, or $0.02 per diluted share, primarily due to higher than anticipated profits in Taiwan,” added Solomon.
“Capital additions were $171 million during the third quarter, primarily in support of the communications area,” continued Solomon.
Cash and cash equivalents were $417 million, and total debt was $1.4 billion, at September 30, 2010.
Selected operating data for the third quarter 2010 is included in a section before the financial tables.
Business Outlook
“As we look ahead to the fourth quarter, demand in the communications market continues to be solid,” said Joyce. “At the same time, we see seasonal softness in demand for gaming and lower demand forecasts by some of our customers in the consumer electronics and networking areas.”
Based upon the currently available information, we have the following expectations for the fourth quarter of 2010:
•	Net sales of $715 million to $754 million, down 5% to down 10% from the prior quarter

•	Gross margin between 22% and 24%

•	Net income of $60 million to $81 million, or $0.23 to $0.31 per diluted share

•	Capital additions of approximately $75 million for the fourth quarter, and $480 million for the full year, or a full year capital intensity of approximately 16% of net sales
Conference Call Information
Amkor will conduct a conference call on November 4, 2010, at 5:00 p.m. Eastern Daylight Time. This call is being webcast and can be accessed at Amkor’s web site: www.amkor.com. You may also access the call by dialing 877-941-1468. A replay of the call will be made available at Amkor’s web site or by dialing 800-406-7325 (access pass code #4376952). The webcast is also being distributed over Thomson Reuters’ Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Reuters’ individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Reuters’ Individual Investor Network. Institutional investors can access the call via Thomson Reuters’ password-protected event management site, Street Events (www.streetevents.com).

About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com.
Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, the statements made regarding our current business outlook for the fourth quarter of 2010, including demand in the communications market, demand for gaming, consumer electronics, and networking, our expected net sales, gross margin, net income, capital additions and capital intensity. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:
•	the highly unpredictable nature of the semiconductor industry;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers;

•	inability to achieve high capacity utilization rates;

•	volatility of consumer demand for products incorporating our semiconductor packages;

•	dependence on key customers;

•	weakness in the forecasts of our customers;

•	customer modification of and follow through with respect to forecasts provided to us;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow to fund capital additions;

•	the effects of a recession or other downturn in the U.S. and other economies worldwide;

•	disruptions or deficiencies in our controls resulting from the implementation of our new enterprise resource planning system;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters;

•	worldwide economic effects of terrorist attacks, natural disasters and military conflict;

•	our ability to control costs;

•	competitive pricing and declines in average selling prices;

•	timing and volume of orders relative to production capacity;

•	fluctuations in manufacturing yields;

•	competition;

•	dependence on international operations and sales;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	exchange rate fluctuations;

•	dependence on key personnel;

•	difficulties in managing growth;

•	enforcement of intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contact:
Amkor Technology, Inc., Chandler
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

Sales Data:	Q3 2010	Q2 2010	Q3 2009

Packaging services (in millions):
Chip scale package	$244	$234	$206
Ball grid array	212	194	129
Leadframe	204	202	172
Other packaging	52	48	42

Packaging services	712	678	549
Test services	82	71	67

Total sales	$794	$749	$616

Packaging services:
Chip scale package	31%	31%	33%
Ball grid array	27%	26%	21%
Leadframe	26%	27%	28%
Other packaging	6%	6%	7%

Packaging services	90%	90%	89%
Test services	10%	10%	11%

Total sales	100%	100%	100%

Packaged units (in millions):
Chip scale package	618	580	481
Ball grid array	72	61	57
Leadframe	2,185	2,093	1,802
Other packaging	8	7	7

Total packaged units	2,883	2,741	2,347

Net sales from top ten customers	55%	55%	54%
Capacity utilization	87%	87%	82%
End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers. Prior periods were revised for an expanded sampling methodology and refinement of our classifications):

Communications (cell phones, Ethernet, WiMAX, wireless LAN, Bluetooth)	34%	34%	40%
Consumer (gaming, set top boxes, TV, portable media)	30%	30%	28%
Computing (PCs, servers, displays, hard disk drive, printers, other peripherals)	14%	14%	13%
Networking (infrastructure, routers, network servers)	13%	13%	12%
Other (auto, industrial)	9%	9%	7%

Total	100%	100%	100%

AMKOR TECHNOLOGY, INC.
Selected Operating Data (continued)

	Q3 2010	Q2 2010	Q3 2009
Gross Margin Data:
Net sales	100%	100%	100%
Cost of sales:
Materials	43%	42%	39%
Labor	12%	13%	13%
Other manufacturing	21%	21%	23%

Gross margin	24%	24%	25%

Packaging services gross margin	22%	24%	25%
Test services gross margin	36%	27%	28%

Earnings per Share Data:	(in millions, except per share data)

Net income attributable to Amkor — basic	$78	$59	$81
Adjustment for dilutive securities on net income :
Interest on 2.5% convertible notes due 2011, net of tax	—	—	—
Interest on 6.25% convertible notes due 2013, net of tax	2	2	2
Interest on 6.0% convertible notes due 2014, net of tax	4	4	4

Net income attributable to Amkor — diluted	$84	$65	$87

Weighted average shares outstanding — basic	183	183	183
Effect of dilutive securities:
Stock options and unvested restricted shares	—	1	—
2.5% convertible notes due 2011	3	3	3
6.25% convertible notes due 2013	13	13	13
6.0% convertible notes due 2014	83	83	83

Weighted average shares outstanding — diluted	282	283	282

Net income attributable to Amkor per common share:
Basic	$0.42	$0.32	$0.44

Diluted	$0.30	$0.23	$0.31

Capital Investment Data:
Property, plant and equipment additions	$171	$158	$78
Net change in related accounts payable and deposits	(37)	(82)	(36)

Purchases of property, plant and equipment	$134	$76	$42

Depreciation and amortization	$83	$78	$74

Free Cash Flow Data:
Net cash provided by operating activities	$176	$87	$123
Less purchases of property, plant and equipment	(134)	(76)	(42)

Free cash flow*	$42	$11	$81

*	We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by generally accepted accounting principles. However, we believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions. However, this measure should be considered in addition to, and not as a substitute for, or superior to, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles, and our definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
	(In thousands, except per share data)
Net sales	$793,971	$616,205	$2,188,874	$1,511,497
Cost of sales	605,713	461,589	1,684,461	1,206,455

Gross profit	188,258	154,616	504,413	305,042

Operating expenses:
Selling, general and administrative	57,735	53,619	180,387	156,132
Research and development	12,669	13,364	36,437	33,546
Gain on sale of real estate	—	(146)	—	(146)

Total operating expenses	70,404	66,837	216,824	189,532

Operating income	117,854	87,779	287,589	115,510

Other (income) expense:
Interest expense	19,614	24,946	66,393	78,961
Interest expense, related party	3,812	3,813	11,437	9,187
Interest income	(695)	(481)	(2,275)	(1,525)
Foreign currency loss	8,456	8,259	9,010	2,161
Loss (gain) on debt retirement, net	235	1,226	18,042	(15,658)
Equity in earnings of unconsolidated affiliate	(2,174)	—	(4,883)	—
Other income, net	(85)	(126)	(475)	(77)

Total other expense, net	29,163	37,637	97,249	73,049

Income before income taxes	88,691	50,142	190,340	42,461
Income tax expense (benefit)	10,321	(30,854)	8,954	(25,940)

Net income	78,370	80,996	181,386	68,401
Net income attributable to noncontrolling interests	(350)	(133)	(19)	(407)

Net income attributable to Amkor	$78,020	$80,863	$181,367	$67,994

Net income attributable to Amkor per common share:
Basic	$0.42	$0.44	$0.99	$0.37

Diluted	$0.30	$0.31	$0.70	$0.32

Shares used in computing per common share amounts:
Basic	183,340	183,060	183,280	183,048
Diluted	282,495	282,356	282,523	238,568

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2010	2009
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$417,498	$395,406
Restricted cash	2,679	2,679
Accounts receivable:
Trade, net of allowances	450,146	328,252
Other	17,630	18,666
Inventories	203,873	155,185
Other current assets	44,239	32,737

Total current assets	1,136,065	932,925

Property, plant and equipment, net	1,533,439	1,364,630
Intangibles, net	15,360	9,975
Investments	26,019	19,108
Restricted cash	12,997	6,795
Other assets	98,024	99,476

Total assets	$2,821,904	$2,432,909

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$144,885	$88,944
Trade accounts payable	540,907	361,263
Accrued expenses	215,604	155,630

Total current liabilities	901,396	605,837

Long-term debt	985,137	1,095,241
Long-term debt, related party	250,000	250,000
Pension and severance obligations	97,858	83,067
Other non-current liabilities	6,510	9,063

Total liabilities	2,240,901	2,043,208

Equity:
Amkor stockholders’ equity:
Preferred stock	—	—
Common stock, $0.001 par value, 500,000 shares authorized, issued and outstanding of 183,436 in 2010 and 183,171 in 2009	183	183
Additional paid-in capital	1,503,968	1,500,246
Accumulated deficit	(940,874)	(1,122,241)
Accumulated other comprehensive income	11,489	5,021
Treasury stock, at cost, 45 shares in 2010	(274)	—

Total Amkor stockholders’ equity	574,492	383,209
Noncontrolling interests in subsidiaries	6,511	6,492

Total equity	581,003	389,701

Total liabilities and equity	$2,821,904	$2,432,909

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income	$181,386	$68,401
Depreciation and amortization	237,225	230,887
Loss (gain) on debt retirement, net	10,562	(15,658)
Other operating activities and non-cash items	(707)	(12,080)
Changes in assets and liabilities	(61,504)	(114,740)

Net cash provided by operating activities	366,962	156,810

Cash flows from investing activities:
Purchases of property, plant and equipment	(276,672)	(111,929)
Proceeds from the sale of property, plant and equipment	2,399	1,570
Financing lease payment from unconsolidated affiliate	10,087	—
Other investing activities	(10,781)	(8,573)

Net cash used in investing activities	(274,967)	(118,932)

Cash flows from financing activities:
Borrowings under revolving credit facilities	3,261	—
Payments under revolving credit facilities	(34,253)	—
Proceeds from issuance of short-term working capital facility	15,000	15,000
Payments of short-term working capital facility	(15,000)	—
Proceeds from issuance of long-term debt	611,007	100,000
Proceeds from issuance of long-term debt, related party	—	150,000
Payments of long-term debt, net of redemption premiums and discounts	(643,793)	(272,214)
Payments for debt issuance costs	(7,737)	(8,479)
Proceeds from issuance of stock through share-based compensation plans	881	348

Net cash used in financing activities	(70,634)	(15,345)

Effect of exchange rate fluctuations on cash and cash equivalents	731	(133)

Net increase in cash and cash equivalents	22,092	22,400
Cash and cash equivalents, beginning of period	395,406	424,316

Cash and cash equivalents, end of period	$417,498	$446,716